EXHIBIT 4.3







   ************************************************************


                     C.H. PATRICK & CO., INC.

                                and

                      TRIARC COMPANIES, INC.*


                   -----------------------------



                         CREDIT AGREEMENT


                     Dated as of May 16, 1996


                  ------------------------------



      INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION,
                      as Administrative Agent



                THE FIRST NATIONAL BANK OF BOSTON,
                            as Co-Agent



   ************************************************************


*  Solely for the purposes of Sections 6 and 12 (other than Section 12.03)


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                         TABLE OF CONTENTS

           This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                               Page

Section 1.  Definitions and Accounting Matters..................  1
      1.01  Certain Defined Terms...............................  1
      1.02  Accounting Terms and Determinations................. 17
      1.03  Classes and Types of Loans.......................... 18
      1.04  References to Subsidiaries.......................... 18

Section 2.  Commitments, Loans, Notes and Prepayments........... 19
      2.01  Loans............................................... 19
      2.02  Borrowings.......................................... 19
      2.03  Letters of Credit................................... 19
      2.04  Changes of Commitments.............................. 23
      2.05  Commitment Fee...................................... 23
      2.06  Lending Offices..................................... 23
      2.07  Several Obligations; Remedies Independent........... 23
      2.08  Notes............................................... 24
      2.09  Optional Prepayments and Conversions or
               Continuations of Loans........................... 24
      2.10  Mandatory Prepayments and Reductions of Commitments. 25

Section 3.  Payments of Principal and Interest.................. 26
      3.01  Repayment of Loans.................................. 26
      3.02  Interest............................................ 28

Section 4.  Payments; Pro Rata Treatment; Computations; Etc..... 29
      4.01  Payments............................................ 29
      4.02  Pro Rata Treatment.................................. 30
      4.03  Computations........................................ 30
      4.04  Minimum Amounts..................................... 30
      4.05  Certain Notices..................................... 30
      4.06  Non-Receipt of Funds by the Administrative Agent.... 31
      4.07  Sharing of Payments, Etc............................ 32

Section 5.  Yield Protection, Etc............................... 33
      5.01  Additional Costs.................................... 33
      5.02  Limitation on Types of Loans........................ 35
      5.03  Illegality.......................................... 35
      5.04  Treatment of Affected Loans......................... 35
      5.05  Compensation........................................ 36
      5.06  Additional Costs in Respect of Letters of Credit.... 36
      5.07  U.S. Taxes.......................................... 37
      5.08  Mitigation.......................................... 38

Section 6.  Guarantee; Other Triarc Matters..................... 38
      6.01  The Guarantee....................................... 38
      6.02  Obligations Unconditional........................... 38
      6.03  Reinstatement....................................... 39
      6.04  Subrogation......................................... 39

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                                                               Page

      6.05  Remedies............................................ 39
      6.06  Instrument for the Payment of Money................. 39
      6.07  Continuing Guarantee................................ 40
      6.08  Rights of Contribution.............................. 40
      6.09  General Limitation on Guarantee Obligations......... 40
      6.10  Representations and Warranties of Triarc............ 41
      6.11 Covenants of Triarc.................................. 41

Section 7.  Conditions Precedent................................ 42
      7.01  Initial Extension of Credit......................... 42
      7.02  Initial and Subsequent Extensions of Credit......... 45

Section 8.  Representations and Warranties...................... 46
      8.01  Corporate Existence................................. 46
      8.02  Financial Condition................................. 46
      8.03  Litigation.......................................... 46
      8.04  No Breach........................................... 46
      8.05  Action.............................................. 47
      8.06  Approvals........................................... 47
      8.07  Use of Credit....................................... 47
      8.08  ERISA............................................... 47
      8.09  Taxes............................................... 47
      8.10  Investment Company Act.............................. 47
      8.11  Public Utility Holding Company Act.................. 47
      8.12  Material Agreements and Liens....................... 48
      8.13  Environmental Matters............................... 48
      8.14  Capitalization...................................... 49
      8.15  Investments; Subsidiaries, Etc...................... 50
      8.16  Title to Assets..................................... 50
      8.17  True and Complete Disclosure........................ 50
      8.18  Real Property....................................... 50
      8.19  Management Agreements, Etc.......................... 50

Section 9.  Covenants of the Company............................ 51
      9.01  Financial Statements, Etc........................... 51
      9.02  Litigation.......................................... 53
      9.03  Existence, Etc...................................... 53
      9.04  Insurance........................................... 54
      9.05  Prohibition of Fundamental Changes.................. 56
      9.06  Limitation on Liens................................. 56
      9.07  Indebtedness........................................ 57
      9.08  Investments......................................... 58
      9.09  Dividend Payments................................... 58
      9.10  Minimum EBITDA...................................... 58
      9.11  Leverage Ratio...................................... 59
      9.12  Interest Coverage Ratio............................. 60
      9.13  Fixed Charges Ratio................................. 60
      9.14  Capital Expenditures................................ 61
      9.15  Interest Rate Protection Agreements................. 61
      9.16  Lines of Business................................... 61
      9.17  Transactions with Affiliates........................ 61

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                                                               Page

      9.18  Management Fees..................................... 62
      9.19  Use of Proceeds..................................... 62
      9.20  Subsidiaries; Etc................................... 62
      9.21  Modifications of Certain Documents.................. 62

Section 10.  Events of Default.................................. 63

Section 11.  The Agents......................................... 65
      11.01  Appointment, Powers and Immunities................. 65
      11.02  Reliance by Agent.................................. 66
      11.03  Defaults........................................... 66
      11.04  Rights as a Lender................................. 66
      11.05  Indemnification.................................... 66
      11.06  Non-Reliance on Agents and Other Lenders........... 67
      11.07  Failure to Act..................................... 67
      11.08  Resignation or Removal of Agent.................... 67
      11.09  Agency Fee......................................... 68
      11.10  Consents under Other Basic Documents............... 68

Section 12.  Miscellaneous...................................... 68
      12.01  Waiver............................................. 68
      12.02  Notices............................................ 68
      12.03  Expenses, Etc...................................... 68
      12.04  Amendments, Etc.................................... 69
      12.05  Successors and Assigns............................. 70
      12.06  Assignments and Participations..................... 70
      12.07  Survival........................................... 72
      12.08  Captions........................................... 72
      12.09  Counterparts....................................... 72
      12.10  Governing Law; Submission to Jurisdiction.......... 72
      12.11  Waiver of Jury Trial............................... 72
      12.12  Confidentiality.................................... 72


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SCHEDULE  I  -  Liens,   Litigation  and  Material   Agreements
SCHEDULE  II -  Environmental  Matters
SCHEDULE III -  Investments and Indebtedness
SCHEDULE IV  -  Real Property
EXHIBIT A-1  -  Form of Revolving Credit Note
EXHIBIT A-2  -  Form of Term A Loan  Note
EXHIBIT A-3  -  Form of Term B Loan  Note
EXHIBIT B    -  Form of Borrowing  Base  Certificate
EXHIBIT C    -  Form of Pledge and Security  Agreement
EXHIBIT D    -  Form of Pledge Agreement
EXHIBIT E-1  -  Form of Mortgage
EXHIBIT E-2  -  Form of Leasehold  Mortgage
EXHIBIT F    -  Form of Opinion of New York Counsel to the  Obligors
EXHIBIT G    -  Form of  Opinion  of South  Carolina  Counsel  to the Company
EXHIBIT H    -  Form of Confidentiality Agreement
EXHIBIT I    -  Form of Assignment Agreement

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           CREDIT  AGREEMENT dated as of May 16, 1996,  between:  C.H. PATRICK &
CO., INC., a corporation duly organized and validly existing under the laws of the State of South Carolina (the "Company"); TRIARC COMPANIES, INC. (only with respect to Sections 6 and 12 (other than Section 12.03)), a corporation duly organized and validly existing under the laws of the State of Delaware ("Triarc" and, together with any Subsidiary Guarantor created or established pursuant to
Section 9.20(a) hereof (each, a "Subsidiary Guarantor"), the "Guarantors"; and the Guarantors collectively with the Company, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware Corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as co-agent for the Lenders (in such capacity, together with its successors in such capacity, the "Co-Agent" and, together with the Administrative Agent, the "Agents").

           The Company is engaged in the business of manufacturing, distributing and selling dyes and other chemicals and related products, and in related businesses. The Company has requested that the Lenders extend credit to the Company in an aggregate principal amount not exceeding $50,000,000 to finance the operations of the Company and the Subsidiary Guarantors, and for general corporate purposes.

           To induce the Lenders to extend such credit, the Obligors, the Lenders and the Administrative Agent propose to enter into this Agreement pursuant to which the Lenders will make loans to, and issue letters of credit for account of, the Company, and each Guarantor will guarantee the credit so extended to the Company and certain Obligors (other than Triarc) will agree to execute and deliver mortgages, pledge agreements and/or security agreements providing for security interests and liens to be granted by such Obligors on certain of their respective Properties as collateral security for the obligations of the Obligors to the Lenders and the Administrative Agent hereunder. Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended to the Company.

           Accordingly, the parties hereto agree as follows:

           Section 1.  Definitions and Accounting Matters.

           1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

           "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing,
(a) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates, and (b) neither the Administrative Agent, the Co-Agent nor any Lender shall be an Affiliate.

           "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

           "Applicable Margin" shall mean, with respect to each Loan, the percentage per annum set forth below:



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                                Applicable Margin (% p.a.)

                                 Base            Eurodollar
          Loan                Rate Loans            Loans
      Term Loan A               1.75               2.75
      Term Loan B               2.25               3.25
 Revolving Credit Loan          1.75               2.75



           "Avondale Mills" means Avondale Mills, Inc., an Alabama corporation.

           "Avondale Mills Receivables" shall mean, as at any date, all Receivables at such date payable by Avondale Mills or any of its Affiliates to the Company or any Subsidiary Guarantor.

           "Avondale Supply Agreement" shall mean the Supply Agreement dated March 31, 1996 between Avondale Mills and the Company.

           "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

           "Base Rate" shall mean, for any day, the fluctuating rate per annum that shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

           "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

           "Basic Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

         "BKB" shall mean The First National Bank of Boston.

         "Borrowing Base" shall mean, as at any date, the sum of the following:

          (a) 85% of the aggregate amount of Eligible Receivables at said date, plus

           (b) 75% of the aggregate amount of Eligible Avondale Mills Receivables at said date, plus

           (c) the lesser of (i) 50% of the aggregate value of Eligible Inventory at said date, and (ii) $10,000,000, plus

          (d) the aggregate amount of cover for Letter of Credit Liabilities held by the Administrative Agent as at said date in the Collateral Account as contemplated in Section 2.10(g) hereof, minus

           (e) $50,000, which is estimated to approximate an amount equal to two times the average aggregate monthly commissions or processing fees payable to bailees, warehousemen, terminal operators, third-party processors or other third parties holding Inventory during the period of two fiscal quarters of the Company most recently ended on or before said date.

The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

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           "Borrowing  Base  Certificate"   shall  mean  a  certificate  of  the
President or a senior financial officer of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

           "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

           "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period determined in accordance with GAAP.

           "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

           "Carry Forward Year" shall have the meaning set forth in Section 9.08(e).

           "Casualty Event" shall mean, with respect to any material Property of any Person, any material loss of or material damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other similar compensation.

           "Change of Control" shall mean (i) that any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of more than 50% of the outstanding shares of common stock of Triarc (other than Nelson Peltz and Peter May and any of their respective Affiliates, including, without limitation, DWG Acquisition Group, L.P., or any Affiliate thereof); or (ii) at any time, a majority of the board of directors of Triarc shall no longer be composed of individuals (a) who were members of the board of directors on the date of this Agreement, or (b) whose election or nomination to said board was approved by the individuals referred to in clause
(a) above constituting at the time of such election or nomination at least a majority of said board, or (c) whose election or nomination to said board was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of said board.

           "Class" shall have the meaning assigned to such term in Section 1.03 hereof.

           "Closing Date" shall mean the date upon which the initial extension of credit hereunder is made.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           "Collateral  Account" shall have the meaning assigned to such term in
Section 4.01 of the Security Agreement.

           "Commitments" shall mean the Revolving Credit Commitments and the Term Loan Commitments.

           "Continue",   "Continuation"  and  "Continued"  shall  refer  to  the
continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.


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           "Convert",  "Conversion" and "Converted"  shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

           "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period plus (b) all Interest Expense for such period.

           "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

           "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business.

           "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company; provided, however, that the term "Dividend Payment" shall not include any payments made by the Company under the Tax Sharing Agreement or the Management Services Agreement.

           "Dollars" and "$" shall mean lawful money of the United States of America.

           "EBITDA" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated
(x) before income taxes, Interest Expense, extraordinary items (including, for any period ended on or before March 31, 1996, any amounts thereof in respect of the litigation referred to in the definition of "Sequa Settlement Agreement" in this Section 1.01) and income or loss attributable to equity in Affiliates, but
(y) after any amounts paid in respect of Management Fees for such period) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period plus (or minus) (c) any other non-cash expenses (or income) deducted (or added) in determining net operating income minus (d) any cash payments made in connection with previous non-cash restructuring charges or non-recurring charges.

           "Eligible Avondale Mills Receivables" shall mean, as at any date, the aggregate amount of all Avondale Mills Receivables, which are subject to a first priority perfected security interest in favor of the Administrative Agent on behalf of the Lenders, at such date payable to the Company or any Subsidiary Guarantor other than the following (determined without duplication):

           (a)  any Avondale Mills Receivable not payable in Dollars,

           (b) any Avondale Mills Receivable that, at the date of issuance of the invoice therefor, was payable:

                (i) with respect to shipments of Inventory made prior to April 29, 1998, more than 90 days;


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                (ii) with respect to shipments of Inventory made after April 29,
                1998 and prior to April 29, 2001, more than 60 days; and

                (iii) with respect to shipments of Inventory made after April 29, 2001, more than 30 days after shipment of the related Inventory,

           (c) any Avondale Mills Receivable if the Majority Lenders (through the Administrative Agent) have notified the Company, in writing at least 30 days prior to such date, that such account debtor does not have a satisfactory credit standing (as determined in the sole discretion of the Majority Lenders, provided that during such 30 day period, the Company will be entitled to present to the Administrative Agent such evidence to persuade the Majority Lenders otherwise),

           (d) any Avondale Mills Receivable that is more than 10 Business Days past due,

           (e) all Avondale Mills Receivables if more than 20% of the aggregate amount of such Receivables are more than 10 Business Days past due,

           (f) any Avondale Mills Receivable as to which there is any unresolved dispute (which dispute continues unresolved for more than 30 days) with the account debtor (but only to the extent of the amount thereof in dispute),

           (g) any Avondale Mills Receivable evidenced by an Instrument (as defined in the Security Agreement) not in the possession of the Administrative Agent, and

           (h) any Avondale Mills Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement.

           "Eligible Inventory" shall mean, as at any date, all Inventory:

           (i) that is owned by (and in the possession or under the control of) the Company or any Subsidiary Guarantor as at such date,

           (ii) that is located in a jurisdiction in the United States of America,

           (iii) that is subject to a first priority perfected security interest in favor of the Administrative Agent on behalf of the Lenders,

           (iv) that is in good condition,

           (v) that meets all material standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale, and

           (vi) that is either currently usable or currently saleable in the normal course of such Obligor's business without any notice to, or consent of, any governmental agency or department or division thereof

(excluding however, except to the extent that the Majority Lenders otherwise agree with respect to any specific customer, any such Inventory that has been shipped to a customer of such Obligor, even if on a consignment or "sale or return" basis), provided that (x) upon a determination by the Company that the aggregate value of any Inventory at such date is less than 90% of its original aggregate value, the amount of the net decrease in such aggregate value shall cease to be "Eligible Inventory" and (y) the Majority Lenders (through the Administrative Agent) may, upon at least 30 days prior written notice to the Company, at any time exclude from Eligible Inventory any type of Inventory that the Majority Lenders (in their sole discretion) determine to be unmarketable, provided that during such 30 day

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period, the Company will be entitled to present to the Administrative Agent such evidence to persuade the Majority Lenders otherwise.

           "Eligible Receivables" shall mean, as at any date, the aggregate amount of all Receivables, which are subject to a first priority perfected security interest in favor of the Administrative Agent on behalf of the Lenders, at such date payable to the Company or any Subsidiary Guarantor, other than the following (determined without duplication):

           (a)  any Receivable not payable in Dollars,

           (b) any Receivable that, at the date of issuance of the invoice therefor, was payable more than 60 days after shipment of the related Inventory,

           (c) any Receivable owing from a Subsidiary or Affiliate of such Obligor,

           (d) any Receivable owing from an account debtor whose principal place of business is located outside of the United States of America or Canada,

           (e) any Receivable owing from an account debtor that the Majority Lenders (through the Administrative Agent) have notified the Company, in writing at least 30 days prior to such date, does not have a satisfactory credit standing (as determined in the sole discretion of the Majority Lenders, provided that during such 30 day period, the Company will be entitled to present to the Administrative Agent such evidence to persuade the Majority Lenders otherwise),

           (f) any Receivable that is unpaid for more than 90 days after shipment of the related Inventory,

           (g) all Receivables of any account debtor if more than 20% of the aggregate amount of the Receivables owing from such account debtor are more than 60 days past due,

           (h) with respect to any account debtor (other than Avondale Mills) whose Receivables comprise in the aggregate more than 20% of all Receivables then payable to the Company or any Subsidiary Guarantor, that percentage of such Receivables in excess of 20%,

           (i) any Receivable as to which there is any unresolved dispute (which dispute continues unresolved for more than 30 days) with the respective account debtor (but only to the extent of the amount thereof in dispute),

           (j) any Receivable evidenced by an Instrument (as defined in the Security Agreement) not in the possession of the Administrative Agent,

           (k)  all Avondale Mills Receivables, and

           (l) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement.

           "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any

                              -6-

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claim by any third party seeking damages,  contribution,  indemnification,  cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to the environment.

           "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous substances, chemicals or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or toxic or hazardous substances, chemicals or wastes.

           "Equity Issuance" shall mean any issuance or sale by the Company or any of its Subsidiaries after the Closing Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than (a) any stock appreciation rights or similar rights issued to officers or employees of the Company or any of its Subsidiaries and (b) any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants and options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries; provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

           "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

           "Eurodollar Loans" shall mean Loans that bear interest at the Eurodollar Rate.

           "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), reported, at 11:00 a.m. (London time) on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London interbank offered rate for Dollar deposits having a term comparable to the duration of such Interest Period and in an amount equal to or greater than $1,000,000, divided by (b) 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

           "Event of Default"  shall have the  meaning  assigned to such term in
Section 10 hereof.

           "Excess Cash Flow" shall mean, for any fiscal year (a "calculation year"), the excess of:

           (a) EBITDA for such calculation year, over

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           (b) the sum of the following:

                (i) the aggregate amount of Capital Expenditures and Permitted Acquisitions made during such calculation year (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to
           Section 9.07(d) hereof during such period), plus

                (ii) the aggregate amount (if any) of Capital Expenditures and Permitted Acquisitions permitted to be carried forward from such calculation year to the immediately following fiscal year pursuant to
           Section 9.08(e) hereof, minus

                (iii) the aggregate amount (if any) of Capital Expenditures and Permitted Acquisitions permitted to be carried forward to such calculation year from the fiscal year immediately preceding such calculation year pursuant to Section 9.08(e), plus

                (iv) the aggregate amount of Debt Service for such period,  plus
           (v) increases (or minus decreases) in the working capital accounts for accounts receivable, inventory, prepaid expenses net of accounts payable and accrued expenses, minus

                (vi) provision for income tax expense for such period.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

           "Fee Letters" shall mean, collectively, (a) the fee letter, dated the date hereof between the Company and ING and (b) the fee letter, dated the date hereof between the Company and BKB, in each case relating to fees payable by the Company in connection with this Agreement.

           "Fixed Charges Ratio" shall mean,

      (i) with respect to the Fixed Charges Ratio calculated pursuant to Section 9.13(a) hereof, as at any date, the ratio of (a) Free Cash Flow for the respective fiscal quarters specified therein to (b) Debt Service for such period, and

      (ii) with  respect  to the Fixed  Charges  Ratio  calculated  pursuant  to
      Section 9.13(b) hereof, as at any date, the ratio of (a) Free Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Debt Service for such period.

           "Free Cash Flow" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) EBITDA for such period, minus (b) provision for income tax expense for such period, minus (c) the lesser of (A) the product of (x) $1,500,000 and (y) the number of months during such period as a fraction of a year, and (B) the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries during such period.


                              -8-

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           "GAAP" shall mean generally accepted accounting principles applied on a basis  consistent  with those that,  in  accordance  with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

           "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

           "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

           "Indebtedness" shall mean, for any Person (without duplication): (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person;
(d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

           "ING" shall mean Internationale Nederlanden (U.S.) Capital
Corporation.

           "Interest Coverage Ratio" shall mean,

      (i) with respect to the Interest  Coverage  Ratio  calculated  pursuant to
      Section 9.12(a) hereof, as at any date, the ratio of (a) EBITDA for the respective fiscal quarters specified therein to (b) Interest Expense for such period, and

      (ii) with respect to the Interest  Coverage Ratio  calculated  pursuant to
      Section 9.12(b) hereof, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

           "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection

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Agreements  during such period  (whether or not actually paid or received during such period), plus (c) the pro rata portion attributable to such period of any amounts paid as an up-front fee under Interest Rate Protection Agreements.

           "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day; and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Eurodollar Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

           "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

           "Inventory" shall mean dyes and any other chemicals and related products and other readily marketable materials, including raw materials, but excluding any work-in-process, of a type manufactured or consumed by the Company or any Subsidiary Guarantor in the ordinary course of business as presently conducted.

           "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business, excluding travel advances); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

           "L/C Issuer" shall mean ING, as the issuer of Letters of Credit under
Section 2.03 hereof, together with its successors and assigns in such capacity; provided, that if the Administrative Agent, with respect to any Letter of Credit, requests that BKB or any other Lender issue such Letter of Credit, then, subject to the agreement of BKB or such Lender (as the case may be) the L/C Issuer with respect to such Letter of Credit shall be BKB or, as the case may be, such other Lender in such capacity.

           "Letter of Credit"  shall have the  meaning  assigned to such term in
Section 2.03 hereof.

           "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of

                              -10-

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the parties  concerned  or at risk with  respect to such Letter of Credit or (b)
any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

           "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the L/C Issuer, the L/C Issuer's retained interest) in the L/C Issuer's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

           "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the maximum amount permitted to be drawn with respect to such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the L/C Issuer) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the L/C Issuer shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the L/C Issuer of their participation interests under said
Section 2.03.

           "Leverage Ratio" shall mean, at any time, the ratio of Total Funded Indebtedness of the Company at such time to EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

           "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

           "Loans" shall mean Revolving Credit Loans and Term Loans.

           "Majority Lenders" shall mean Lenders having at least 66-2/3% of the sum of: (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate amount of all Letter of Credit Liabilities plus (c) the aggregate amount of the unused Revolving Credit Commitments (to the extent such Commitments have not been terminated).

           "Management Fees" shall have the meaning set forth in Section 9.18.

           "Management Services Agreement" shall mean the Management Services Agreement, dated as of April 29, 1996, between Triarc and the Company.

           "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

           "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, condition (financial or otherwise), or operations, present or prospective, of the Company and its Subsidiaries taken as a whole,
(b) the ability of any Obligor to perform its material obligations under any of the Basic Documents to which it is a party (including without limitation, the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection herewith and therewith), (c) the validity or enforceability of any of the Basic Documents, or (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Basic Documents.

           "Monthly Dates" shall mean the last Business Day of each calendar month in each year, the first of which shall be the first such day after the date of this Agreement.


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           "Mortgage(s)"  shall  mean,  collectively,  one  or  more  Mortgages,
Leasehold Mortgages, Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings executed by the Company in favor of the Administrative Agent and the Lenders, in each case substantially in the form of Exhibits E-1 and E-2 hereto and covering the respective Properties identified in Schedules I and II thereto.

           "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

           "Net Available Proceeds" shall mean:

           (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

           (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event; and

           (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

           "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority or paid to Triarc under the terms of the Tax Sharing Agreement) and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

         "Notes" shall mean the Term Loan Notes and the Revolving Credit Notes.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           "Permitted Acquisition" means the acquisition by the Company or a Subsidiary of the Company, of any Person (or any stock or other equity interest therein) or a substantial part of the assets used in the business of any Person; provided that (a) the Person being acquired is engaged, or the assets being acquired are used, in the manufacture, distribution or sale of dyes or other specialty chemicals or related products; (b) such acquisition shall not be opposed by the boards of directors (or any other person or persons performing similar functions) of any of the parties to such acquisition; and (c) after giving effect to such acquisition, no Default shall have occurred and be continuing.

           "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) certificates of

                              -12-

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deposit and other time deposits  issued by any commercial  bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $100,000,000, maturing not more than one year from the date of acquisition thereof; (c) commercial paper maturing not more than one year from the date of acquisition thereof; (d) any money market deposit accounts issued or offered by a commercial bank (including any Lender) having capital and surplus in excess of $100,000,000 or the equivalent thereof; and (e) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any financial institution; provided, in the case of clauses (b), (c) and (d) that the short-term debt of such commercial bank or trust company (other than a Lender) or, with respect to clause (c), the commercial paper, has a rating, at the time of investment, of A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Service Inc., respectively (or their respective successors).

           "Person" shall mean any individual, corporation, company, limited liability company, voluntary association, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

           "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

           "Pledge Agreement" shall mean a Pledge Agreement substantially in the form of Exhibit D hereto between TXL and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

           "Prime Rate" shall mean the rate of interest from time to time announced by BKB at its Principal Office as its prime commercial lending rate.

           "Principal Office" shall mean, with respect to ING, the principal office of ING, located on the date hereof at 135 East 57th Street, New York, New York 10022, and, with respect to BKB, the principal office of BKB, located on the date hereof at 100 Federal Street, Boston, Massachusetts 02110.

           "Principal Payment Dates" shall mean the Principal Payment Dates with respect to Term Loan A and the Principal Payment Dates with respect to Term Loan B, in each case, as set forth in Section 3.01(b).

           "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

           "Receivables" shall mean, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of the Company or any Subsidiary Guarantor in respect of Inventory sold and shipped by such Obligor to such customer, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of the Company or any Subsidiary Guarantor shall be deemed to be outstanding until such check or draft shall have been debited to the account of such Obligor on which such check or draft was drawn).

           "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

           "Regulatory Change" shall mean, with respect to any Lender, any written change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.


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           "Reimbursement  Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the L/C Issuer in respect of any drawings under a Letter of Credit.

           "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

           "Relevant  Parties"  shall have the meaning  assigned to such term in
Section 10(b) hereof.

           "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Rate" in this Section
1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

           "Revolving Credit Commitment" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $15,000,000.

           "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

           "Revolving Credit Commitment Termination Date" shall mean September 30, 2001.

           "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

           "Revolving Credit Loans" shall mean the loans provided for by Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

           "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

           "SEC"  means  the   Securities   and  Exchange   Commission  (or  any
governmental agency substituted therefor) .

           "Security Agreement" shall mean a Pledge and Security Agreement substantially in the form of Exhibit C hereto between the Company, the Subsidiary Guarantors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.


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           "Security   Documents"   shall  mean,   collectively,   the  Security
Agreement, the Pledge Agreement, the Mortgages and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement, the Pledge Agreement or the Mortgages to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement, the Pledge Agreement or the Mortgages.

           "Sequa Settlement Agreement" shall mean the settlement agreement or agreements entered into between Sequa Chemicals, Inc. and the Company relating to the out-of-court settlement of that certain claim referred to as Sequa Chemicals, Inc. v. C.H. Patrick & Co., Inc., CA# 0:93-1633-19, and the court order reflecting the same.

           "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

           "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated as of April 29, 1996, between Triarc and the Company.

           "Term Loan A" shall mean the loans provided for under the Term Loan A Commitment and as provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

           "Term Loan A Commitment" shall mean, for each Term Loan Lender, the obligation of such Lender to make one or more Term Loan A Loans in an aggregate amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Term Loan A Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Term Loan A Commitments is $15,000,000.

           "Term Loan A Notes" shall mean the  promissory  notes provided for by
Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

           "Term Loan B" shall mean the loans provided for under the Term Loan B Commitment and as provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

           "Term Loan B Commitment" shall mean, for each Term Loan Lender, the obligation of such Lender to make one or more Term Loan B Loans in an aggregate amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Term Loan B Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Term Loan B Commitments is $20,000,000.

           "Term Loan B Notes" shall mean the  promissory  notes provided for by
Section 2.08(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

           "Term Loan Commitments" shall mean, for each Term Loan Lender, such Lender's Term Loan A Commitment and Term Loan B Commitment.

           "Term Loan Commitment Termination Date" shall mean June 15, 1996.

           "Term Loans" shall mean Term Loan A and Term Loan B.


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           "Term Loan  Lenders"  shall mean (a) on the date hereof,  the Lenders having Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

           "Term Loan Notes" shall mean the Term Loan A Notes and the Term Loan B Notes.

           "Total Funded Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Capital Lease Obligations of such Person; and (d) Total Funded Indebtedness of others Guaranteed by such Person.

           "TXL" means TXL Holdings, Inc., a Delaware corporation.

           "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

           "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares and Equity Rights granted to officers or employees of the Company or any of its Subsidiaries) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

           1.02  Accounting Terms and Determinations.

           (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited financial statements as at December 31, 1995 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1995 referred to in Section 8.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited financial statements referred to in Section 8.02 hereof).

           (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.


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           (c) To enable the ready and  consistent  determination  of compliance with the  covenants  set forth in Section 9 hereof,  the Company will not change
(i) the last day of its fiscal year from the Sunday nearest December 31 of each year, or (ii) the method of determination of the last days of the first three fiscal quarters in each of its fiscal years. For the purpose of determining the first and last days of periods, and the dates on which calculations are made, in Sections 9.10, 9.11, 9.12 and 9.13 hereof, (x) the first dates of periods shall be the first day of the fiscal quarter of the Company commencing on or nearest to the date specified in such Section as the first day of such period and (y) the last dates of periods and the dates on which calculations are made shall be the last day of the fiscal period of the Company ending on or nearest to the date specified in such Section as the last day of such period or the date on which the relevant calculation is made.

           (d) So long as the Company and its Subsidiaries shall be included in consolidated Federal income tax returns filed by Triarc pursuant to a tax consolidation agreement, whenever making determinations under this Agreement of the amount of Federal income taxes payable during any period (or the amount of refunds in respect of such taxes receivable during any period) by the Company and its Subsidiaries, the amount of such taxes payable or receivable shall be deemed to be equal to the amounts payable or receivable, as the case may be, in respect of such taxes under such tax consolidation agreement without reference to whether Triarc and its Subsidiaries as an affiliated group shall in fact pay any amounts in respect of Federal income taxes (or receive any amounts in respect of refunds of Federal income taxes) during the relevant period.

           1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Term Loan A Loan or a Term Loan B Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

           1.04 References to Subsidiaries. On the date hereof, the Company has no Subsidiaries. The various references in this Agreement to "Subsidiaries" of the Company and "Subsidiary Guarantors" are included to facilitate any acquisition or creation by the Company, in accordance with Section 9.20 hereof, of any Subsidiaries.


           Section 2.  Commitments, Loans, Notes and Prepayments.

           2.01  Loans.

           (a) Revolving Credit Loans. Each Revolving Credit Lender severally and not jointly with the other Lenders agrees, on the terms and conditions of this Agreement, to make loans to the Company from time to time in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time, provided that in no event shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof); provided that prior to the earlier to occur of (x) the conclusion of the syndication period with respect to the Loans, as notified to the Company by the Administrative Agent and (y) the 90th day after the Closing Date, all Revolving Credit Loans shall be Base Rate Loans.

           (b) Term Loans. Each Term Loan Lender holding a Term Loan A Commitment severally and not jointly with the other Lenders agrees, on the terms and conditions of this Agreement, to make a single term loan to the Company in Dollars on or before the Term Loan Commitment Termination Date in a principal amount up to but not exceeding the amount of the Term Loan A Commitment of such Lender. Each Term Loan Lender holding a

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Term Loan B Commitment  severally  agrees,  on the terms and  conditions of this
Agreement, to make a single term loan to the Company in Dollars on or before the Term Loan Commitment Termination Date in a principal amount up to but not exceeding the amount of the Term Loan B Commitment of such Lender. Thereafter the Company may Convert Term Loans of one Type into Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section 2.09 hereof); provided that prior to the earlier to occur of (x) the conclusion of the syndication period with respect to the Loans, as notified to the Company by the Administrative Agent and
(y) the 90th day after  the  Closing  Date,  all Term  Loans  shall be Base Rate
Loans.

           (c) Limit on Eurodollar Loans. No more than three separate Interest Periods in respect of Eurodollar Loans of a Class from each Lender may be outstanding at any one time.

           2.02 Borrowings. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Loans hereunder, each Lender shall deposit in immediately available funds the amount of the Loan or Loans to be made by it on such date, such deposit to be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, to an account of the Company so designated by the Company in its notice of borrowing.

           2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the L/C Issuer from time to time of letters of credit (collectively, "Letters of Credit") for account of the Company, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $2,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Revolving Credit Commitment Termination Date and the date 120 days following the issuance of a commercial Letter of Credit or one year following the issuance of any other Letter of Credit. The following additional provisions shall apply to Letters of Credit:

           (a) The Company shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the L/C Issuer of the contents thereof.

           (b) On each day during the period commencing with the issuance by the L/C Issuer of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the L/C Issuer) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the L/C Issuer's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the L/C Issuer) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the L/C Issuer to pay and discharge when due, its Revolving Credit Commitment Percentage of the L/C Issuer's liability under such Letter of Credit, provided, that such obligations may not be discharged by way of set-off or counterclaim.

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           (c) Upon receipt from the  beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the L/C Issuer shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the L/C Issuer as a result of such demand and the date on which payment is to be made by the L/C Issuer to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the L/C Issuer for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the L/C Issuer to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

           (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, the Company shall advise the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the L/C Issuer for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. In the event that the Company fails to so advise the Administrative Agent, or if the Company fails to reimburse the L/C Issuer for a payment under a Letter of Credit by the date of such payment, the Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

           (e) Each Revolving Credit Lender (other than the L/C Issuer) shall pay to the Administrative Agent for account of the L/C Issuer at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the L/C Issuer (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payment to the Administrative Agent for account of the L/C Issuer under this clause (e), and the L/C Issuer's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the L/C Issuer shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the L/C Issuer, for so long as such default shall continue the Administrative Agent may at the request of the L/C Issuer withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the L/C Issuer in satisfaction of such defaulted obligation.

           (f) Upon the making of each payment by a Revolving Credit Lender to the L/C Issuer pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the L/C Issuer or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the L/C Issuer by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the L/C Issuer pursuant to clause (g) of this Section 2.03). Upon receipt by the L/C Issuer from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the L/C Issuer shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the L/C Issuer to be made in the same currency and the same availability of funds in which received by the L/C Issuer. In the event any payment received by the L/C Issuer and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the L/C Issuer, each Revolving Credit Lender shall, upon the request of the L/C Issuer (through the Administrative Agent),

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



      repay to the L/C Issuer (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (j) of this Section 2.03.

           (g) The Company shall pay to the Administrative Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to 2.50% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Monthly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Administrative Agent for account of the L/C Issuer a fronting fee in respect of each Letter of Credit in an amount equal to 0.25% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Monthly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the L/C Issuer from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

           (h) Promptly following the end of each calendar month, the L/C Issuer shall deliver (through the Administrative Agent) to each Revolving Credit Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the L/C Issuer shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

           (i) The issuance by the L/C Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be reasonably satisfactory to the L/C Issuer consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the L/C Issuer shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

           (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the L/C Issuer (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made, provided that if such Lender shall fail to make such payment to the L/C Issuer within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Base Rate for Revolving Credit Loans plus the Applicable Margin for Revolving Credit Loans plus 2%.

           (k) The issuance by the L/C Issuer of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the

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



      respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Revolving Credit Lender, the Administrative Agent and the L/C Issuer from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the L/C Issuer under any Letter of Credit; provided that the Company shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the L/C Issuer in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the L/C Issuer, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender or the Administrative Agent under this Agreement.

           2.04  Changes of Commitments.

           (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

           (b) The Company shall have the right at any time or from time to time
(i) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments and (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section
4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000, (or a larger multiple of $500,000).

         (c) The aggregate amount of the Term Loan Commitments shall be automatically reduced to zero on the Term Loan Commitment Termination Date.

         (d)  The Commitments once terminated or reduced may not be reinstated.

           2.05 Commitment Fee. The Company shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment), for the period from and including the date of this Agreement to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 1/2 of 1%. The Company shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Term Loan Commitment, for the period from and including the date of this Agreement to but not including the earlier of the date such Term Loan Commitment is terminated and the Term Loan Commitment Termination Date, at a
rate per annum equal to 1/2 of 1%. Accrued commitment fee shall be payable on the Closing Date, on each Monthly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Commitment Termination Date or the Term Loan Commitment Termination Date, as the case may be.

           2.06 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

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



           2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to fund and make its Loan on such date, but neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

           2.08  Notes.

           (a) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the Closing Date, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

           (b) The Term Loans made by each Lender pursuant to its Term Loan A Commitment shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the Closing Date, payable to such Lender in a principal amount equal to the amount of its Term Loan A Commitment as originally in effect and otherwise duly completed.

           (c) The Term Loans made by each Lender pursuant to its Term Loan B Commitment shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-3 hereto, dated the Closing Date, payable to such Lender in a principal amount equal to the amount of its Term Loan B Commitment as originally in effect and otherwise duly completed.

           (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Company, and each payment made on account of the principal thereof, may be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

           (e) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

           2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; (c) prepayments of the Term Loans shall be applied ratably to outstanding amounts of Term Loan A and Term Loan B and ratably among the maturities of the installments of such Term Loans, provided that for so long as Term Loan A is outstanding, any Lender holding a Term Loan B Loan may waive its right to such Lender's portion of any prepayment made pursuant to this Section 2.09, in which case such amounts that would have been paid to such Lender will be applied ratably to outstanding amounts of Term Loan A and Term Loan B (other than such Term Loan B Loans that are the subject of the waiver) and ratably among the maturities of the installments of such Term Loans; and (d) no Loan may be Converted into a Eurodollar Loan until the earlier to occur of (x) the conclusion of the syndication period with respect to the Loans, as notified to the

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



Company by the Administrative Agent and (y) the 90th day after the Closing Date. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

           2.10  Mandatory Prepayments and Reductions of Commitments.

           (a) Borrowing Base. Until the Revolving Credit Commitment Termination Date, the Company shall from time to time prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause
(g) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans at any time together with the outstanding Letter of Credit Liabilities at such time shall not exceed the Borrowing Base at such time, such amount to be applied, first, to Revolving Credit Loans outstanding and, second, as cover for Letter of Credit Liabilities outstanding.

           (b) Casualty Events. Upon the later to occur of (x) the date 45 days following the receipt by the Company of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any material Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event) and (y) if applicable, the last day of the shortest Interest Period in effect on such 45th day referred to in clause (x), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.10. Notwithstanding the foregoing, in the event that a Casualty Event shall occur with respect to Property covered by the Mortgage(s), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and the Commitments shall be subject to automatic reduction, on the dates, and in the amounts of the required prepayments, specified in the Mortgage(s). Nothing in this clause (b) shall be deemed to limit any obligation of the Company or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

           (c) Equity Issuance. Without limiting the obligation of Triarc pursuant to Section 6.11(d) hereof, upon any Equity Issuance, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.10.

           (d) Excess Cash Flow. Not later than the earlier of (i) 30 days after the receipt by the Company of its audited financial statements for each fiscal year and (ii) 150 days after the end of each fiscal year of the Company ending after the date of this Agreement (the first such fiscal year ending on December 31, 1996), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.10.

           (e) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions which occurred within the previous consecutive 24 month period of such Current Disposition shall exceed in the aggregate $550,000 then, no later than five Business Days after the occurrence of the Current Disposition, the

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



Company will deliver to the Lenders a statement, certified by the senior financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions within such previous consecutive 24 month period and will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess over $500,000 of the aggregate amount of the Net Available Proceeds of the Current Disposition and the Net Available Proceeds of such prior Dispositions. Such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.10.

           (f) Application. Prepayments and reductions of Commitments described in the above clauses of this Section 2.10 (other than in clause (a) above) shall be effected as follows:

           (i) first, the amount of the prepayment specified in such clauses shall be applied ratably to Term Loan A and Term Loan B then outstanding and, with respect to each Term Loan, ratably among the maturities of the installments thereof, provided that for so long as Term Loan A is outstanding, any Lender holding a Term Loan B Loan may waive its right to such Lender's portion of any mandatory prepayment made pursuant to Section 2.10(b), (c), (d) or (e), in which case such amounts that would have been paid to such Lender will be applied ratably to Term Loan A and Term Loan B (other than such Term Loan B Loans that are the subject of the waiver) and ratably among the maturities of the installments of such Term Loans; and

           (ii) second, the Revolving Credit Commitments shall be automatically reduced in an amount equal to any excess over the amounts prepaid pursuant to the foregoing paragraph (i) (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Revolving Credit Commitments, the Company shall, first, prepay Revolving Credit Loans and, second, provide cover for Letter of Credit Liabilities as specified in clause (g) below, in an aggregate amount equal to such excess).

           (g) Cover for Letter of Credit Liabilities. In the event that the Company shall be required pursuant to this Section 2.10, or pursuant to Section 3.01(a) hereof, to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.


           Section 3.  Payments of Principal and Interest.

           3.01  Repayment of Loans.

           (a) The Company hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

           (b) The Company hereby promises to pay to the Administrative Agent for account of each Lender the principal of such Lender's Term Loans in installments payable on the respective dates (the "Principal Payment Dates") set forth below:

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




                         Term Loan A
   Principal Payment Date           Amount of Installment ($)
       June 30, 1996                        $500,000
     September 30, 1996                     $500,000
      December 31, 1996                     $500,000
       March 31, 1997                       $500,000
        June 30, 1997                       $625,000
     September 30, 1997                     $625,000
      December 31, 1997                     $625,000
       March 31, 1998                       $625,000
        June 30, 1998                       $687,500
     September 30, 1998                     $687,500
      December 31, 1998                     $687,500
       March 31, 1999                       $687,500
        June 30, 1999                       $750,000
     September 30, 1999                     $750,000
      December 31, 1999                     $750,000
       March 31, 2000                       $750,000
        June 30, 2000                       $875,000
     September 30, 2000                     $875,000
      December 31, 2000                     $875,000
       March 31, 2001                       $875,000
        June 30, 2001                       $625,000
     September 30, 2001                     $625,000

                         Term Loan B
        June 30, 1996                        $62,500
     September 30, 1996                      $62,500
      December 31, 1996                      $62,500
       March 31, 1997                        $62,500
        June 30, 1997                        $62,500
     September 30, 1997                      $62,500
      December 31, 1997                      $62,500
        June 30, 1998                        $62,500
       March 31, 1998                        $62,500
     September 30, 1998                      $62,500
      December 31, 1998                      $62,500
       March 31, 1999                        $62,500
        June 30, 1999                       $250,000
     September 30, 1999                     $250,000

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




      December 31, 1999                     $250,000
       March 31, 2000                       $250,000
        June 30, 2000                       $250,000
     September 30, 2000                     $250,000
      December 31, 2000                     $250,000
       March 31, 2001                       $250,000
        June 30, 2001                      $1,250,000
     September 30, 2001                    $1,250,000
      December 31, 2001                    $1,250,000
       March 31, 2002                      $1,250,000
        June 30, 2002                      $3,062,500
     September 30, 2002                    $3,062,500
      December 31, 2002                    $3,062,500
       March 31, 2003                      $3,062,500


If the Company does not borrow the full amount of the aggregate Term Loan Commitments on or before the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.

           3.02 Interest. (a) The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

           (i) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

           (ii) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

      (b) Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender,

           (i) with regard to Base Rate Loans, upon the occurrence and during the continuance of a Default, interest at the Base Rate plus the Applicable Margin plus 2%;

           (ii) with regard to Eurodollar Loans, upon the occurrence and during the continuance of a Default, interest at the Eurodollar Rate plus the Applicable Margin plus 2%; and

           (iii) with respect to any Reimbursement Obligation held by such Lender and any interest, fees or any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, upon the occurrence and during the continuance of a Default, interest at the Base Rate plus the Applicable Margin for Revolving Credit Loans plus 2%.

      (c) Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, on the Monthly Dates, (ii) in the case of a Eurodollar Loan, on the earlier of the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable

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pursuant  to the  foregoing  clause  (b) shall be  payable  from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.


           Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

           4.01  Payments.

           (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes and the Fee Letters, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent to such account as the Administrative Agent shall specify from time to time, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

           (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent).

           (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

           (d) Except to the extent  otherwise  provided in the last sentence of
Section 2.03(e) hereof, each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

           (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

           4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Revolving Credit Loans and Term Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of making of Loans) or their respective Revolving Credit Loans and Term Loans (in the case of Conversions and Continuations of Loans), except as provided in Section 5.04 hereof, Eurodollar Loans of each Class having the same Interest Period shall be allocated pro rata among the Lenders holding the relevant Commitments or Loans according to the amounts of their Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of Conversions and Continuations of Loans) ; (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with

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the respective  unpaid principal amounts of the Loans of such Class held by them
(and, with respect to prepayments of Term Loans, pro rata among Term Loan A and Term Loan B); and (d) each payment of interest on Revolving Credit Loans and Term Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

           4.03 Computations. Interest on all Loans, Reimbursement Obligations, letter of credit fees and commitment fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g) hereof, excluding the last day) occurring in the period for which payable.

           4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $500,000 or a larger multiple of $500,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $1,000,000 or a larger multiple of $500,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

           4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                          Number of
                                           Business
           Notice                         Days Prior

      Termination or reduction
      of Revolving Credit Commitment           3

      Borrowing or prepayment of,
      or Conversions into,
      Base Rate Loans                          1

      Borrowing or prepayment of,
      Conversions into, Continuations
      as, or duration of Interest
      Period for, Eurodollar Loans             3

Each such notice of termination or reduction shall specify the amount to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest

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Period for such Loan or (if  outstanding as a Base Rate Loan) will remain as, or
(if not then outstanding) will be made as, a Base Rate Loan.

           4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

           (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Base Rate plus the Applicable Margin for the related Loan plus 2% (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the rate provided for in clause (b) thereof) in respect of the Required Payment) and

           (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Administrative Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

           4.07  Sharing of Payments, Etc.

           (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

           (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if

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



and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders, provided that if at the time of such payment the outstanding principal amount of the Loans of any Class shall not be held by the Lenders pro rata in accordance with their respective Commitments of such Class in effect at the time such Loans were made, then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata according to the amounts of such Commitments. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

           (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

           (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


           Section 5.  Yield Protection, Etc.

           5.01  Additional Costs.

           (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than (a) any tax, duty or charge imposed upon any Lender by any jurisdiction other than the United States or any political subdivision thereof and (b) franchise, capital, branch profits taxes or taxes imposed with respect to the net income of such Lender or of its Applicable Lending Office with respect to any of such Loans by the jurisdiction in which such Lender is organized or has its principal office or such Applicable Lending Office or in any other jurisdiction if not imposed by reason of the presence of the Company or its Affiliates in such jurisdiction); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, Eurodollar Rate Loans), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or


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              (iii) imposes any other condition  affecting this Agreement or its
      Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

           (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

           (c) Without  limiting the effect of the foregoing  provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R.
Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and Section 5.06 hereof, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

           (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph
(a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request

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



by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this
Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

           5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

           (a) the Administrative Agent reasonably determines, which determination shall be conclusive (in the absence of demonstrable error), that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any Type of Eurodollar Loans as provided herein; or

           (b) the Majority Lenders reasonably determine, which determination shall be conclusive (in the absence of demonstrable error), and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in
      Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining such Type of Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, to Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09 hereof.

           5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

           5.04 Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Eurodollar Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
Section 5.01 or 5.03 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

           (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans;

           (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans; and

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           (c) if Loans of other Lenders of the Affected  Type are  subsequently
      Converted  into Loans of another Type (other than Base Rate  Loans),  such
      Lender's  Base  Rate  Loans  shall  be  automatically   Converted  on  the
      Conversion date for such Loans of the other Lenders into Loans of such other Type to the extent necessary so that, after giving effect thereto, all Loans held by such Lender and the Lenders whose Loans are so Converted are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section
5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

           5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Lender, upon the written request of such Lender (accompanied by a schedule setting forth in reasonable detail the determination of the costs of such Lender) through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

           (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

           (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

           5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Company shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to

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time as specified by such Lender or Lenders (through the Administrative  Agent), such  additional  amounts as shall be sufficient  to  compensate  such Lender or
Lenders  (through  the  Administrative   Agent)  for  such  increased  costs  or
reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

           5.07  U.S. Taxes.

           (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

           (i) to any payment to a Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, completely exempt from withholding of U.S. tax and either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224
      (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

          (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 5.07(a), (w) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

           (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

           (c) Provided that no Default shall have occurred and be continuing, the Company may, at any time, replace any Lender which is not a U.S. Person and as to which the Company is obligated to make payments under this Section 5.07, by giving not less than ten Business Days' prior notice to the Administrative Agent (who shall promptly notify such Lender), that it intends to replace such Lender with one or more lenders (including, but not limited to, any other Lender under this Agreement) selected by the Company that (i) have agreed to replace such Lender as provided in this paragraph and (ii) are reasonably acceptable to the Administrative Agent. Upon the effective date of any replacement under this paragraph and as a condition to such replacement, the replacement lender or lenders shall pay to the Lender being replaced the principal of the Loans held by such Lender and the

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Company  shall pay to such  Lender all  accrued  interest  on such Loans and all other amounts owing to such Lender hereunder (including any amounts payable under Section 5.05 hereof as if such Loans were being prepaid by the Company), whereupon each such replacement lender (if not already a Lender) shall become a "Lender" for all purposes of this Agreement.

           5.08 Mitigation. If any taxes are imposed for which the Company would be required to make a payment under Section 5, the applicable Lender shall use its reasonable efforts to avoid or reduce such taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different Applicable Lending Office).


           Section 6.  Guarantee; Other Triarc Matters.

           6.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to each Lender and each Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Basic Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

           6.02 Obligations Unconditional. The payment obligations of the Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the payment obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the payment obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the payment liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

           (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

         (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

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The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

           6.03 Reinstatement. The payment obligations of the Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

           6.04 Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The Company will not, and will not cause its Subsidiaries to, pay to any Guarantor any amounts paid by such Guarantor to the Lenders pursuant to
Section 6.01 if, prior to or after giving effect to such payment, any Default shall be continuing.

           6.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the payment obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of said Section 6.01.

           6.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

           6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

           6.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.


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           For purposes of this Section  6.08,  (i) "Excess  Funding  Guarantor"
shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed
Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such
Subsidiary  Guarantor  (including   contingent,   subordinated,   unmatured  and
unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but
excluding  the  obligations  of  the  Company  and  the  Subsidiary   Guarantors
hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Closing Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Closing Date, then for purposes of this Section 6.08 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Closing Date and the aggregate present fair saleable value of the Properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Closing Date shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

           6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section  6.01 hereof would  otherwise,  taking into  account the  provisions  of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

           6.10 Representations and Warranties of Triarc. Triarc hereby represents and warrants that:

      (a) Action and Approvals. Triarc has full power and authority to execute, deliver and perform Section 6 and Section 12 (other than Section 12.03) of this Agreement and the other Basic Documents to which Triarc is a party and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by Triarc of Section 6 and Section 12 (other than Section 12.03) of this Agreement or any other Basic Document to which Triarc is a party.

      (b) Enforceability. Section 6 and Section 12 (other than Section 12.03) of this Agreement and each other Basic Document to which Triarc is a party constitute the legal, valid and binding obligation of Triarc, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (b) the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

      (c) No Breach. None of the execution and delivery of this Agreement and the other Basic Documents to which Triarc is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Triarc, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Triarc is a party or by which it or any of its Property is bound or to which it is subject, or constitute a material default under any such

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agreement  or  instrument,  or (except  for the Liens  created  pursuant  to the
Security Documents) result in the creation or imposition of any Lien upon any Property of Triarc pursuant to the terms of any such agreement or instrument.

      (d) No Prior Claims. On the date hereof, there exist no claims (including claims for indemnification or contribution) in favor of Triarc and against the Company for any damages to Triarc, liabilities of the Company (whether for indebtedness or for services rendered) or for costs or expenses of Triarc payable by the Company, other than pursuant to any material agreements set forth in Part C of Schedule I hereto.

           6.11 Covenants of Triarc. Triarc covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable hereunder:

           (a) Quarterly Triarc Financials. Triarc shall deliver to each of the Lenders the following financial information regarding Triarc:

                (I) as soon as available, each quarterly report of Triarc on Form 10-Q, in the form filed with the SEC or distributed to stockholders of Triarc, together with any amendments or supplements to any such report; and

                (II) in the event that Triarc shall no longer be subject to reporting requirements under the Exchange Act, as soon as available and in any event within 50 days after the end of each quarterly fiscal period of each fiscal year of Triarc, consolidated statements of income, retained earnings and cash flow of Triarc and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of Triarc and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of Triarc, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Triarc and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); and

           (b) Annual Triarc Financials. Triarc shall deliver to each of the Lenders the following financial information regarding Triarc:

                (I) as soon as available, each annual report of Triarc on Form 10-K and filed with the SEC and each Annual Report to Stockholders for such fiscal year, in each case, in the form filed with the SEC or distributed to stockholders of Triarc, together with any amendments or supplements to any such report; and

                (II) in the event that Triarc shall no longer be subject to reporting requirements under the Exchange Act, as soon as available and in any event within 115 days after the end of each fiscal year of Triarc, consolidated statements of income, retained earnings and cash flow of Triarc and its Subsidiaries for such fiscal year and the related consolidated balance sheets of Triarc and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of Deloitte & Touche, LLP or other independent certified public accountants of recognized national standing, which opinion shall be given without material qualification or a "going concern" exception, and shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Triarc and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

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           (c) Management  Fees.  Triarc agrees with the Company and the Lenders that, within 60 days after the end of the fiscal years of the Company ending on December 31, 1996 and December 31, 1997, it will pay to the Company (as a reimbursement of overpaid Management Fees) an amount equal to the excess (if any) of:

           (i) the aggregate amount of Management Fees paid to Triarc during such fiscal year, over

           (ii) the excess (if any) of (x) EBITDA for such fiscal year over
(y) $12,500,000.

           (d) Wholly Owned Subsidiary. Triarc will at all times cause the Company to be a Wholly Owned Subsidiary of Triarc.


           Section 7.  Conditions Precedent.

           7.01 Initial Extension of Credit. The obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the conditions precedent that (i) such extension of credit shall be made on or before June 15, 1996 and (ii) the Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender or the Co-Agent) in form and substance:

           (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

           (b) Officer's Certificate. A certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in the first sentence of Section 7.02 hereof.

           (c) Pro Forma Balance Sheet. A pro forma balance sheet of the Company, giving effect to the making of the Loans on the Closing Date and the consummation of the other transactions contemplated to occur on the Closing Date, in form and substance satisfactory to the Lenders.

           (d) Lock-box Arrangements. The agreements required by Section 4.02 of the Security Agreement with respect to the payment of the Company's accounts receivable.

           (e) Borrowing Base Certificate. A Borrowing Base Certificate as of a date not more than seven days prior to the Closing Date, in form and substance reasonably satisfactory to the Co-Agent.

           (f) Opinion of New York Counsel to the Obligors. An opinion, dated the Closing Date, of Irene B. Fisher, Assistant General Counsel of Triarc Companies, Inc., substantially in the form of Exhibit F hereto and covering such other matters as the Administrative Agent, the Co-Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders, the Administrative Agent and the Co-Agent).

           (g) Opinion of South Carolina Counsel to the Company. An opinion, dated the Closing Date, of the McNair Law Firm, P.A., South Carolina counsel to the Company, substantially in the form of Exhibit G hereto (and the Company hereby instructs such counsel to deliver such opinion to the Lenders, the Administrative Agent and the Co-Agent).

           (h)  Notes.  The Notes, duly completed and executed.

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           (i) Security  Agreement.  The Security  Agreement,  duly executed and
      delivered  by  the  Company,   and  the  Subsidiary   Guarantors  and  the
      Administrative Agent. In addition, the Company shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

           (j) Pledge Agreement. The Pledge Agreement, duly executed and delivered by TXL and the Administrative Agent and the certificates identified in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, TXL shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreement.

           (k) Mortgage and Title Insurance. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

                (i) one or more Mortgages covering the facilities of the Company located in Greenville County, South Carolina and Barnwell County, South Carolina, duly executed and delivered by the Company in recordable form (in such number of copies as the Administrative Agent shall have requested); and

                (ii) one or more mortgagee  policies of title insurance on forms of and issued by one or more title companies satisfactory to each Lender (the "Title Companies"), insuring the validity and priority of the Liens created under the Mortgage(s) for and in amounts satisfactory to each Lender, subject only to such exceptions as are satisfactory to each Lender and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed.

      In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgage in the appropriate county land office(s).

           (l) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to Section
      9.04 hereof and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by said Section 9.04, such certificates to be in such form and contain such information as is specified in said Section 9.04. In addition, the Company shall have delivered a certificate of the chief executive officer or the chief operating officer of the Company setting forth the insurance obtained by it in accordance with the requirements of
      Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid. In addition, the Lenders shall be satisfied with the Company's existing insurance coverage, including, as to the amount of coverage deductibles, types of coverage and exceptions thereto.

           (m) Environmental Report. An executive summary of the environmental survey and assessment prepared by Pilko & Associates, dated April 30, 1996, in form and substance satisfactory to each Lender.

           (n) Solvency Certificate. A certificate of the chief executive officer or the chief operating officer of the Company, to the effect that, as of the Closing Date and after giving effect to the extensions of credit to be made hereunder on the Closing Date and the other transactions contemplated hereby, (x) the aggregate value of all Properties of the Company at their present fair saleable value (i.e., the amount that may be

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      realized  within a  reasonable  time,  considered  to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and
      liabilities   (including   contingent,    subordinated,    unmatured   and
      unliquidated liabilities) of the Company, (y) the Company will not have an unreasonably small capital with which to conduct its business operations as heretofore conducted and (z) the Company will have sufficient cash flow to enable it to pay its debts as they mature.

           (o)  TXL Matters.  Each of the following:

                (i) Certified copies of the Bill of Sale with respect to the Graniteville Sale (as defined below), dated April 29, 1996, and such receipts, payment instructions and flow of funds memoranda, in each case, relating to the consummation of the sale of the assets of Graniteville Company, a South Carolina corporation, to Avondale Mills (the "Graniteville Sale"), on terms and conditions satisfactory to the Administrative Agent, the Co-Agent and the Lenders; and

                (ii) a certified copy of the Avondale Supply Agreement.

           (p)  Triarc Matters.  Each of the following:

                     (i) a certified copy of the Management Services Agreement; and

                     (ii) a certified copy of the Tax Sharing Agreement,

      in each case, in form and substance satisfactory to the Co-Agent.

           (q) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to the Administrative Agent may reasonably request.

The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Company of such fees as the Company and Triarc shall have agreed to pay to any Lender or the Administrative Agent in connection herewith pursuant to the Fee Letters, including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to ING and BKB in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company, setting forth the details of the services performed by the respective parties).

           7.02 Initial and Subsequent Extensions of Credit. The obligation of any Lender to make any Loan (including such Lender's initial Loan) or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof: (a) no Default shall have occurred and be continuing; (b) the representations and warranties made by the Company and, with respect to any Subsidiary of the Company established pursuant to Section 9.20, such Subsidiary, in Section 8 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
(c) the aggregate principal amount of the Revolving Credit Loans together with the aggregate amount of all Letter of Credit Liabilities shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 9.01(f) hereof. Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

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           Section 8.  Representations and Warranties.  The Company represents and warrants to the Administrative Agent and the Lenders that:

           8.01 Corporate Existence. Each of Triarc and the Company: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority, to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

           8.02 Financial Condition. The Company has heretofore furnished or caused to be furnished to each of the Lenders the following:

           (i) balance sheets of the Company as at December 31, 1995 and the related statements of income, retained earnings and cash flow of the Company for the fiscal year ended on said date, with the opinion thereon (in the case of said balance sheet and statements) of Deloitte & Touche, LLP, and the unaudited balance sheets of the Company as at March 31, 1996 and the related statements of income, retained earnings and cash flow of the Company for the three-month period ended on such date; and

           (ii) the  annual  report  of  Triarc  for the  fiscal  year  ended on
      December  31,  1995  on  Form  10-K,   together  with  any  amendments  or
      supplements to any such report.

All such financial statements are complete and correct and fairly present in all material respects the consolidated financial condition of the Company as at said dates and the results of operations for the fiscal year and the three-month period ended on said date (subject, in the case of such financial statements as at March 31, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. The Company does not have on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1995, there has been no material adverse change in the consolidated financial condition, operations or business of the Company from that set forth in said financial statements as at said date.

           8.03  Litigation.  Except as  disclosed  to the  Lenders in Part B of
Schedule I hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

           8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Triarc or the Company is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a material default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of Triarc or the Company pursuant to the terms of any such agreement or instrument.

           8.05 Action. Each Obligor has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); this

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Agreement  has been duly and validly  executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability
may  be   limited   by  (a)   bankruptcy,   insolvency,   fraudulent   transfer,
reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Avondale Supply Agreement has been duly and validly executed and delivered by the Company and, to the Company's knowledge, by Avondale Mills, and constitutes a legal, valid, and binding obligation of the Company and, to the Company's knowledge and based on certain legal opinions, Avondale Mills, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

           8.07 Use of Credit. Neither Triarc nor the Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

           8.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof.

           8.09 Taxes. The Company and its Subsidiaries have filed (either directly, or indirectly through a "common parent" (within the meaning of Section 1504 of the Code)) all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through Triarc) all taxes shown as due pursuant to such returns or pursuant to any assessment agreed to by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

           8.10 Investment Company Act. Neither Triarc nor the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

           8.11 Public Utility Holding Company Act. Neither Triarc nor the Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           8.12  Material Agreements and Liens.

           (a) Part C of Schedule I hereof sets forth an exclusive list of the material agreements to which the Company is a party, certified copies or summaries of the material terms of which have been heretofore delivered to the Lenders.


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           (b) Part A of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part A of said
Schedule I.

           8.13 Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect, except to the extent that the failure to be full force and effect would not (individually or in the aggregate) have a Material Adverse Effect, and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except in either case to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

           In addition, except as set forth in Schedule II hereto:

           (a) No written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company, threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

           (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now owned, operated or leased by the Company or any of its Subsidiaries;

               (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now owned, operated or leased by the Company or any of its Subsidiaries in a condition which is in material violation of Environmental Laws or which will result in a material obligation to undertake remediation pursuant to Environmental Laws;

              (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now owned, operated or leased by the Company or any of its Subsidiaries in a condition which is in material violation of Environmental Laws or which will result in a material obligation to undertake remediation pursuant to Environmental Laws;

               (iv) no Hazardous Materials have been Released at, on or under any site or facility now owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now owned, operated or leased by the Company or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.


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           (c) Neither the Company nor any of its  Subsidiaries  has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries.

           (d) To the knowledge of the Company, no Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its Subsidiaries at any location other than those listed in Schedule II hereto, except for such recycling, treatment, storage, disposal or Releases which will not result in a material obligation to undertake remediation pursuant to Environmental Laws.

           (e) No written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

           (f) To the knowledge of the Company, no Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

           (g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

           8.14 Capitalization. The authorized capital stock of the Company consists, on the date hereof, of an aggregate of 25,000 shares of common stock, par value $1.00 per share, of which 25,000 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof all of such issued and outstanding shares of common stock are owned beneficially and of record by TXL. As of the date hereof, (x) there are no outstanding Equity Rights with respect to the Company and (y), there are no outstanding obligations of the Company or Triarc or any of their Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or Triarc or any of their Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

           8.15  Investments; Subsidiaries, Etc.

           (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by the Company or any of its Subsidiaries in any Person and, for each such Investment,
(x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part A of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

           (b) As of the date of this Agreement, the Company has no Subsidiaries.


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           8.16 Title to Assets.  The Company  owns and has on the date  hereof, and will own and have on the Closing Date, good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). The Company owns and has on the date hereof, and will own and have on the Closing Date, good and marketable title to, and enjoys on the date hereof, and will enjoy on the Closing Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

           8.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole is true and accurate in all material respects and do not omit to state a material fact that would make such information, reports, financial statements, exhibits and schedules, in context in which they were made, not misleading. All written information furnished after the date hereof by the Company to the Administrative Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in all material respects, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There are no matters (other than matters of general economic, political or social nature which do not affect the Company uniquely) of which the Company has actual knowledge that could reasonably be expected to result in a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

           8.18 Real Property. Set forth on Schedule IV attached hereto is a list, as of the Closing Date, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

           8.19 Management Agreements, Etc. Other than as set forth in Part C of
Schedule I hereto, there are no other agreements or arrangements with respect to the management of the Company or relating to the employment of, or compensation for, any senior officers of the Company to which the Company is bound.


           Section 9. Covenants of the Company. The Company covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

           9.01 Financial Statements, Etc. The Company (for itself and on behalf of Triarc) shall deliver to each of the Lenders:

           (a) Monthly Company Financials -- as soon as available and in any event within 30 days after the end of each calendar month, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year and the corresponding projections with respect to such month as set forth in the budget prepared by the Company with respect to such fiscal year and furnished to the Lenders pursuant to clause (g) hereof, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries in all material respects, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

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           (b) Annual  Company  Financials  -- as soon as  available  and in any event within 115 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied by an opinion thereon of Deloitte & Touche, LLP, or other independent certified public accountants of recognized national standing, which opinion shall be given without material qualification or a "going concern" exception, and shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for,
      such  fiscal  year  in  accordance  with  generally  accepted   accounting
      principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

           (c) SEC Filings -- except as otherwise provided in this Section 9.01, promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the SEC or any national securities exchange;

           (d) Shareholder Reports -- promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

           (e) ERISA -- as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
           Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
           Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

              (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
           Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;


                              -47-

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



                (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi) the adoption of an  amendment to any Plan that,  pursuant to
           Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

           (f) Borrowing Base Certificates -- as soon as available and in any event within three Business Days after the end of each weekly accounting period (ending each Friday of each week) of the Company, a Borrowing Base Certificate as at the last day of such accounting period;

           (g) Budgets -- as soon as available and in any event not later than March 31 of each fiscal year of the Company, either (i) the budget of the Company, broken down by quarter for such fiscal year and approved by the Board of Directors of Triarc; or (ii) a draft of the budget referred to in clause (i), subject to approval of the Board of Directors of Triarc, followed by a final budget approved by such Board, to be delivered not later than April 30 of such fiscal year;

           (h) Collateral Audits; Textile Industry Consultant Report -- (i) within 90 days after the Closing Date and otherwise periodically at the request of the Administrative Agent, the Co-Agent or the Majority Lenders, a report of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of any week or monthly accounting period which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company and its Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such accounting period is accurate and complete in all material respects and in addition, as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a like report of BKB or independent public accountants with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of such fiscal year; (provided, that for so long as a Default shall not have occurred or be continuing, the Company shall not be required to reimburse the Agents for such collateral audits performed more frequently than one time during any fiscal quarter of the Company); and (ii) at any time after the Closing Date at the request of the Administrative Agent, the Co-Agent or the Majority Lenders, a report of an independent textile industry consultant, which report shall only be required to be performed once;

           (i) Events of Default -- promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

           (j) Other Information -- from time to time such other information regarding the financial condition, operations or business of the Company, Triarc or any of Triarc's other Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Company will furnish to each Lender a certificate of a senior financial officer of the Company, which shall be delivered with each set of financial statements prepared with respect to a monthly period coinciding with the end of a fiscal quarter of the Company (which financial statements are to be delivered pursuant to paragraph (a) above) (i) to the effect that to the Company's knowledge, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has

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taken or  proposes  to take with  respect  thereto)  and (ii)  setting  forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07(c), 9.09, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15
and 9.18 hereof as of the end of the respective month.

           9.02 Litigation. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

           9.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

           (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises, except where the failure to so preserve and maintain the same (other than with respect to the maintenance of its legal existence) would not (individually or in the aggregate) have a Material Adverse Effect (provided that nothing in this
      Section 9.03 shall  prohibit any  transaction  expressly  permitted  under
      Section 9.05 hereof);

           (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

           (c) pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

           (d) maintain all of its Properties used in its business in good working order and condition, ordinary wear and tear excepted;

           (e) keep adequate records and books of account (which shall be maintained separate and apart from those of any other Person), in which entries which are complete in all material respects will be made in accordance with generally accepted accounting principles consistently applied;

           (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and

           (g) practice and adhere to corporate formalities; maintain its principal deposit and other bank accounts and all of its assets separate from those of any other Person and ensure that no other Person is an account party or is entitled to make withdrawals with respect to the Company's principal deposit accounts; refrain from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Triarc to substantively consolidate the Company or any of its Subsidiaries with Triarc; and conduct all of its business solely in its own name or under the name "ERS" or "Environmental Recycling Systems" and in any case, not under the name of any of its Affiliates.

           9.04 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character

                              -49-

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usually  maintained  by  corporations  engaged in the same or  similar  business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. The Company will in any event maintain (with respect to itself and each of its Subsidiaries):

           (1) Casualty Insurance -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Company and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to such deductibles as shall be satisfactory to the Majority Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets (including, without limitation, foundation and footings costs), subject to deductibles as aforesaid and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

           (2) Automobile Liability Insurance for Bodily Injury and Property Damage -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

           (3) Comprehensive General Liability Insurance -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of the Company and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

           (4)  Workers'   Compensation   Insurance  --  workers'   compensation
      insurance (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law.

           (5) Product Liability Insurance -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by the Company or any of its Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company and its Subsidiaries.

           (6) Business Interruption Insurance -- blanket insurance policy against loss of operating income (subject to a deductible, or self-insured amount, not in excess of $250,000) by reason of any Peril.

           (7) Other Insurance -- such other insurance, including, without limitation, War-Risk Insurance when and to the extent obtainable from the United States Government, in each case as generally carried by owners of similar Properties in the jurisdictions where such Properties are located, in such amounts and against such risks as are then customary for Property similar in use.

Such insurance shall be written by financially responsible companies selected by the Company and having an A. M. Best rating of "A+" or better and being in a financial size category of IX or larger, or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of the Company or any Person having an interest in any Property covered by the Mortgage nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Company will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.


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           On or before  the  Closing  Date,  the  Company  will  deliver to the
Administrative   Agent   certificates   of   insurance   satisfactory   to   the
Administrative Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through July 17, 1996, subject only to the payment of premiums as they become due (and attaching original copies of any policies with respect to casualty insurance). Thereafter, on each June 17 in each year (commencing with June 17, 1996), the Company will deliver to the Administrative Agent certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the July 17 of the calendar year following the calendar year of the current June 17, subject only to the payment of premiums as they become due. In addition, the Company will not modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

           Without limiting the obligations of the Company under the foregoing provisions of this Section 9.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Administrative Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Majority Lenders) shall deem appropriate, and the Company shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

           For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood (only to the extent that coverage for the same is commercially available), windstorm, hail, earthquake (only to the extent that coverage for the same is commercially available), explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Company and its Subsidiaries are located.

           9.05 Prohibition of Fundamental Changes. Except as otherwise permitted herein, the Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). Notwithstanding anything herein to the contrary, any Subsidiary shall be permitted to liquidate, wind up or dissolve itself into another Subsidiary of the Company. The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08 hereof, and Capital Expenditures permitted under Section 9.14 hereof. Except as otherwise permitted herein, the Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used in its business and (ii) any inventory or other Property sold or disposed of in the ordinary course of business). Notwithstanding anything herein to the contrary, in the event that the Company shall sell all or substantially all of its assets, and simultaneous to such sale, repay all of the Loans, the Letter of Credit Liabilities and all other obligations hereunder outstanding on such date and terminate any Commitments then outstanding, such sale shall not require the consent of the Lenders.

           9.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

           (a)  Liens created pursuant to the Security Documents;


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           (b) Liens in  existence  on the date  hereof  and listed in Part A of
      Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I);

           (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

           (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

           (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

           (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; and

           (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise).

           9.07 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

           (a)  Indebtedness to the Lenders hereunder;

           (b) Indebtedness outstanding on the date hereof and listed in Part B of Schedule III hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Part B of Schedule III);

          (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

           (d)  additional  Indebtedness  of the  Company  and its  Subsidiaries
      (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Section 9.06(h) hereof) up to but not exceeding $5,000,000 at any one time outstanding; and

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           (e) unsecured  Indebtedness  of the Company to Triarc incurred by the
      Company after the Closing Date, in an aggregate amount at any one time outstanding up to but not to exceeding $5,000,000, provided that (i) such Indebtedness shall not bear or accrue interest at a rate greater than 6% per annum, and such Indebtedness shall not accrue any other fee or charge,
      (ii)  interest  shall  be  payable   quarterly  in  arrears,   (iii)  such
      Indebtedness   shall  be  subordinated,   on  terms  satisfactory  to  the
      Administrative Agent, to the payment obligations of the Company hereunder, until the payment in full of amounts payable by the Company hereunder, and
      (iv) no payment of principal or interest in respect of such Indebtedness may be made if, prior to or after giving effect to such payment, any Default shall be continuing.

           9.08 Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

           (a) Investments outstanding on the date hereof and identified in Part A of Schedule III hereto;

           (b)  operating deposit accounts with banks;

           (c)  Permitted Investments;

           (d) Interest Rate Protection Agreements required to be entered into pursuant to Section 9.15 hereof;

           (e) Permitted Acquisitions not to exceed, together with Capital Expenditures, $3,000,000 for any fiscal year; provided, that the Company may carry forward the following unused amounts to be used for Permitted Acquisitions and Capital Expenditures in the next succeeding fiscal year (such succeeding fiscal year, the "Carry Forward Year"):

                (i) with respect to the fiscal year ended the Sunday nearest to December 31, 1996, the Company may carry forward up to $1,000,000 of unused amounts, and

                (ii) with respect to any other fiscal year, the Company may carry forward up to $500,000 of unused amounts;

      provided, that in each case, (x) unused amounts may not be carried forward beyond the Carry Forward Year and (y) no amount that has been carried forward may be used until amounts allocable for Permitted Acquisitions and Capital Expenditures during the Carry Forward Year have been used in full; and

           (f) other Investments in the ordinary course of business in the aggregate amount not to exceed $250,000 at any one time.

           9.09 Dividend Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time, except that nothing herein to the contrary shall limit or otherwise affect the
Company's right to declare and make a single Dividend Payment to the shareholders of the Company in an amount not to exceed $35,000,000.

           9.10 Minimum EBITDA. (a) The Company will not permit EBITDA to fall below following respective amounts at any time during the following respective periods:

           (i)  for the fiscal quarter ending June 30, 1996: $ 2,600,000;

           (ii)  for the two fiscal quarters ending September 30, 1996:
$5,200,000; and

           (iii)  for the three fiscal quarters ending December 31, 1996:
 $ 8,000,000.


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      (b) The  Company  will not  permit  EBITDA  to fall  below  the  following respective amounts at any time during the period of four consecutive fiscal quarters ending on or most recently ended prior to the following dates:

Date                           Amount

March 31, 1997                 $ 10,500,000
June 30, 1997                  $ 11,000,000
September 30, 1997             $ 11,000,000
December 31, 1997              $ 11,000,000
March 31, 1998                 $ 11,500,000
June 30, 1998                  $ 12,000,000
September 30, 1998             $ 12,000,000
December 31, 1998              $ 12,000,000
March 31, 1999                 $ 13,000,000
June 30, 1999                  $ 13,500,000
September 30, 1999             $ 14,000,000
December 31, 1999              $ 14,000,000
March 31, 2000                 $ 14,000,000
June 30, 2000                  $ 14,000,000
September 30, 2000             $ 14,000,000
December 31, 2000              $ 14,000,000
March 31, 2001                 $ 14,000,000
June 30, 2001                  $ 14,000,000
September 30, 2001             $ 14,000,000
December 31, 2001              $ 14,000,000
March 31, 2002                 $ 14,000,000
June 30, 2002                  $ 14,000,000
September 30, 2002             $ 14,000,000
December 31, 2002              $ 14,000,000
March 31, 2003                 $ 14,000,000
June 30, 2003                  $ 14,000,000
September 30, 2003             $ 14,000,000
December 31, 2003              $ 14,000,000


           9.11 Leverage Ratio. The Company will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

Period                              Ratio

From the Closing Date
through December 31, 1997           3.60 to 1

From January 1, 1998
through June 30, 1998               3.50 to 1

Period                              Ratio

From July 1, 1998
through March 31, 1999              3.00 to 1

From April 1, 1999
through December 31, 2003           2.50 to 1

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           9.12  Interest Coverage Ratio.  (a)  The Company will not permit the
Interest Coverage Ratio to fall below the following respective ratios at any time during the following respective periods:

           (i)  for the fiscal quarter ending June 30, 1996, 2.60 to 1;

           (ii) for the two fiscal quarters ending September 30, 1996, 2.60 to 1; and

           (iii) for the three fiscal quarters ending December 31, 1996, 2.60 to 1.

      (b) The Company will not permit the Interest Coverage Ratio to fall below the following respective ratios at any time during the following respective periods ending:

Date                           Ratio

March 31, 1997                 2.80 to 1
June 30, 1997                  2.80 to 1
September 30, 1997             2.80 to 1
December 31, 1997              3.00 to 1
March 31, 1998                 3.00 to 1
June 30, 1998                  3.00 to 1
September 30, 1998             3.00 to 1
December 31, 1998              3.25 to 1
March 31, 1999                 3.25 to 1
June 30, 1999 and
 at all times thereafter       3.50 to 1


           9.13 Fixed Charges Ratio. (a) The Company will not permit the Fixed Charges Ratio to fall below the following respective ratios at any time during the following respective periods:

           (i)  for the fiscal quarter ending June 30, 1996, 1.10 to 1;

           (ii) for the two fiscal quarters ending September 30, 1996, 1.10 to 1; and

           (iii) for the three fiscal quarters ending December 31, 1996, 1.10 to 1.

      (b) The Company will not permit the Fixed Charges Ratio to fall below the following respective ratios at any time during the following respective periods ending:

Date                           Ratio

March 31, 1997                 1.10 to 1
June 30, 1997                  1.10 to 1
September 30, 1997             1.10 to 1
December 31, 1997              1.10 to 1
March 31, 1998                 1.20 to 1
June 30, 1998                  1.20 to 1
September 30, 1998             1.20 to 1
December 31, 1998              1.20 to 1
March 31, 1999 and
 at all times thereafter       1.25 to 1

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           9.14  Capital Expenditures.  The Company will not permit the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries to exceed $3,000,000 for any fiscal year.

           9.15 Interest Rate Protection Agreements. The Company will within 90 days of the Closing Date and at all times thereafter maintain in full force and effect one or more Interest Rate Protection Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Company (in a manner satisfactory to the Agents), as at any date, to protect itself against three-month London interbank offered rates exceeding a per annum percentage acceptable to the Administrative Agent and the Co-Agent as to a notional principal amount at least equal to 50% of the Term Loans outstanding on the Closing Date for a period of at least three years, and otherwise on such terms as are acceptable to the Administrative Agent and the Co-Agent.

           9.16  Lines  of  Business.   Neither  the  Company  nor  any  of  its
Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of manufacturing, distributing and selling dyes, specialty chemicals and the recycling of drums.

           9.17 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; (d) prepay any amounts owing to any Affiliate under any purchase agreement or otherwise; or (e) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate, provided that any such transactions shall be disclosed to the Administrative Agent. Without limiting the generality of the foregoing, the Company shall not pay or agree to pay to an Affiliate, any amounts on account of taxes in excess of such amounts as are required to be paid pursuant to the Tax Sharing Agreement.

           9.18 Management Fees. The Company shall not pay (but may accrue) any management or like fees to any Person (collectively, "Management Fees"); provided that the Company may pay monthly Management Fees to Triarc, so long as:

           (i) the aggregate amount of Management Fees paid in any fiscal year of the Company shall not exceed $1,000,000;

           (ii) that and such Management Fees shall only be paid in arrears; and

           (iii) prior to making any such payment, and after giving effect thereto, no Default shall have occurred and be continuing.

           9.19 Use of Proceeds. The Company shall use the proceeds of the Loans hereunder for general corporate purposes; provided that (a) no more than $35,000,000 of such proceeds may be issued as a dividend to the shareholders of the Company, and (b) neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

           9.20  Subsidiaries; Etc.

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           (a) The  Company  will take such  action,  and will cause each of its
Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company are Subsidiary Guarantors and, thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary, the Company or the respective Subsidiary will cause such new Subsidiary to (i) become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder pursuant to a written instrument in form and substance satisfactory to each Lender and the Administrative Agent, (ii) become a party to, and pledge
their  respective  assets  to  the  Administrative   Agent  under  the  Security
Agreement, and (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof upon the Closing Date or as any Lender or the Administrative Agent shall have requested; provided, however, that nothing in this Section 9.20(a) shall obligate the Company or any Subsidiary Guarantor to take any action to the extent that such action may subject the Company to tax under Section 956 of the Code.

           (b) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement. The Company will not permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

           9.21 Modifications of Certain Documents. The Company will not consent to any modification, supplement or waiver of any of the provisions of (a) the Avondale Supply Agreement, (b) any agreement, instrument or other document evidencing or relating to the Indebtedness referred to in Section 9.07(e) hereof, (c) the Management Services Agreement, (d) the Tax Sharing Agreement or
(e) any agreement, instrument or document set forth in Part C Schedule I, in each case without the prior consent of the Administrative Agent (with the approval of the Majority Lenders).

           Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

           (a) The Company shall: (i) default in the payment of any principal of any Loan or any Reimbursement Obligation when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Basic Document when due and such default shall have continued unremedied five or more days; or

           (b) (i) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other indebtedness aggregating $100,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement, or (ii) Triarc or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its indebtedness aggregating $10,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement (Triarc, the Company and such Subsidiaries herein collectively called the "Relevant Parties"); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such indebtedness referred to in clause (i) and (ii), as applicable, or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have

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      the interest rate thereon reset to a level so that  securities  evidencing such indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

           (c) Any representation, warranty or certification made or deemed made pursuant to Section 7.02 hereof herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Relevant Party, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

           (d) The Company shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.01(h), 9.01(i), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.17, 9.18 or 9.19
      hereof or any Obligor shall default in the performance of any of its obligations under Section 4.02 or 5.02 of the Security Agreement, Section
      4.01 or 5.02 of the Pledge Agreement or any provisions of the Mortgage; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of ten or more days after notice thereof to the Company by the Administrative Agent or any Lender (through the Agent); or

           (e) Any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

           (f) Any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property,
      (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

           (g) A proceeding or case shall be commenced, without the application or consent of the affected Obligor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor or of all or any substantial part of its Property, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Obligor shall be entered in an involuntary case under the Bankruptcy Code; or

           (h) (i) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other similar bodies having jurisdiction against the Company or any of its Subsidiaries; or (ii) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other similar bodies having jurisdiction against Triarc or any of its Subsidiaries and, in each such case, the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the applicable Relevant Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

           (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such

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      events or  conditions,  the Company or any ERISA  Affiliate  shall incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that would (either individually or in the aggregate) have a Material Adverse Effect; or

           (j) Either (i) an Environmental Claim shall have been asserted that is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor) or
      (ii) or the cost associated with any Environmental Claim described in the preceding clause(i) is reasonably likely to exceed $100,000; or

           (k)  A Change of Control; or

           (l) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

           (m) The Avondale Supply Contract shall be terminated or shall expire, or Avondale Mills or the Company shall default in the performance of any of its material obligations under the Avondale Supply Contract;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, upon request of the Majority Lenders the Administrative Agent shall, by notice to the Company, terminate the Commitments, and they shall thereupon terminate, and declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

           In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Company or Triarc, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.



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           Section 11.  The Agents.

           11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent and the Co-Agent (which terms as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to their respective affiliates, such affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by either Agent hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for such Agent's own gross negligence or willful misconduct. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by such Agent in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

           11.02 Reliance by Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

           11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

           11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, ING and BKB (and any successor acting as Administrative Agent or Co-Agent, respectively) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or, as the case may be, the Co-Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each such Agent in its individual capacity. ING,

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BKB (and any successor acting as Administrative Agent or Co-Agent, respectively)
and their respective Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent or, as the case may be, the Co-Agent, and ING, BKB and their respective affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

           11.05 Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03, and including in any event any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with each such Lender's respective Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against each Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof, and including also any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

           11.06 Non-Reliance on Agents and Other Lenders. Each Lender agrees that it has, independently and without reliance on either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Triarc and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agents shall not be required to keep themselves informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of Triarc or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder or under the Security Documents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Triarc or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agents or any of their respective affiliates.

           11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

           11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders, the Company and Triarc, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank or other financial

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institution that has an office in New York, New York. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

           11.09 Agency Fee. So long as the Commitments are in effect and until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder, the Company will pay to the Administrative Agent an agency fee in such amounts and in accordance with the terms of the Fee Letter between the Company and ING, payable annually in advance commencing on the date of execution and delivery of this Agreement by all parties hereto and on each anniversary thereof. Such fee, once paid, shall be non-refundable.

           11.10 Consents under Other Basic Documents. The Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any material collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented.


           Section 12.  Miscellaneous.

           12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

           Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

           12.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

           12.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Lenders and each Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to the Administrative Agent and

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the Co-Agent) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agents (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x)
bankruptcy,  insolvency,  receivership,  foreclosure,  winding up or liquidation
proceedings,   (y)  judicial  or   regulatory   proceedings   and  (z)  workout,
restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes,
assessments   and  other  charges   incurred  in  connection  with  any  filing,
registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgage.

           The Company hereby agrees to indemnify the Agents and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or reasonable expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or reasonable expenses incurred by the Agents to any Lender, whether or not the Agents or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder,
including,   without  limitation,  the reasonable  fees and  disbursements  of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will (x) indemnify the Administrative Agent for any payments that the Administrative Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) indemnify each Agent and each Lender from, and hold each Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by the Mortgage(s) or any part of the mortgage estate thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility.

           12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent, the Co-Agent and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by the Company and all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal,
(iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, including the allocations of such prepayments among the Classes of Loans, (vi) alter the terms of this Section 12.04, (vii) modify the definition of the term "Majority Lenders", or

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modify in any other manner the number or percentage  of the Lenders  required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) waive any of the conditions precedent set forth in Section 7.01 hereof or (ix) release any Guarantor from its obligations hereunder and under the other Basic Documents; (b) any modification or supplement of Section 11 hereof shall require the consent of the Administrative Agent; and (c) any modification or supplement of Section 6 hereof shall require the consent of each Guarantor.

           12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           12.06  Assignments and Participations.

           (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

           (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (but only with the consent of, in the case of its outstanding Commitments, the Company (unless any Event of Default shall have occurred and be continuing at such time) and the Administrative Agent and, in the case of the Revolving Credit Commitment or a Letter of Credit Interest, the L/C Issuer); provided that (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Lender; (ii) any such partial assignment to a Person other than another Lender shall be in an amount at least equal to $5,000,000 (unless any Event of Default shall have occurred and be continuing at such time, in which case there shall be no minimum amount);
(iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment and Letter of Credit Interest is assigned to the respective assignee; (iv) each such assignment by a Lender of its Term Loan A Loan, Term Loan A Note or Term Loan A Commitment shall be made in such manner so that the same portion of its Term Loan A Loan, its Term Loan A Note and its Term Loan A Commitment is assigned to the respective assignee, and
(v) each such assignment by a Lender of its Term Loan B Loan, Term Loan B Note or Term Loan B Commitment shall be made in such manner so that the same portion of its Term Loan B Loan, its Term Loan B Note and its Term Loan B Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company, the Administrative Agent and the L/C Issuer of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment(s), Loans, and, if applicable, Letter of Credit Interest specified in such instrument, and upon consent thereto by the Company, the Administrative Agent and the L/C Issuer, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company (provided that no Default has occurred or is continuing at such time), the Administrative Agent and the L/C Issuer), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

           (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 9.01(j) hereof with respect to its participation in such Loans, Letter of Credit Interest and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender

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were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.10 or
12.04 hereof, requires the consent of each Lender.

           (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

           (e) A Lender may furnish any information concerning Triarc and the Company or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12 hereof.

           (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

           (g) Each Lender shall be solely responsible for obtaining from any of its Participants, and providing to the Company, all forms under Section 5.07 hereof. The availability of any benefits to any Participant pursuant to Section
5.07 hereof shall be subject to compliance by such Participant with the applicable provisions thereof. Notwithstanding any other provision to the contrary, no Participant shall be entitled to receive any greater payment pursuant to Section 5.07 hereof than the Lender from which it acquired its participation would have been entitled to receive.

           12.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof, the obligations of each Guarantor under
Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made pursuant to Section 7.02 hereof by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading in any material respect.

           12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

           12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                              -65-

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           12.10 Governing Law;  Submission to Jurisdiction.  This Agreement and
the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

           12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY.

           12.12 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Triarc or the Company pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party,
(vi) as such information pertains to any enforcement proceedings following a Default hereunder or any proceedings in anticipation of or preparation for a legal proceeding with respect to the Basic Documents, (vii) to a subsidiary or Affiliate of such Lender or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit H hereto.


                              -66-

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           IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                               C.H. PATRICK & CO., INC.


                               By:  /s/John L.  Barnes, Jr.
                                  ----------------------------
                                  Title: CEO

                               Address for Notices:

                               200 Tanner Drive
                               Taylors, South Carolina  29687
                               Attention:  President
                               Telecopier No.:  (864) 244-3090
                               Telephone No.:  (864) 244-4831


                               with a copy to:

                               Triarc Companies, Inc.
                               900 Third Avenue
                               New York, New York  10022
                               Attention:  General Counsel
                               Telecopier No.:  (212) 230-3216
                               Telephone No.:  (212) 230-3045

                               TRIARC COMPANIES, INC.
                               only for purposes of and with respect to Sections 6 and 12 (other than Section 12.03) hereof


                               By:  /s/Thomas E.  Shultz
                                  ------------------------------
                                 Title: VP & Assistant Treasurer

                               Address for Notices:

                               900 Third Avenue
                               New York, New York 10022
                               Attention:  General Counsel
                               Telecopier No.:  (212) 230-3216
                               Telephone No.:  (212) 230-3045


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



                               LENDERS

Revolving Credit Commitment          INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                                     CORPORATION
 $7,500,000

Term Loan A Commitment
 $7,500,000
                               By /s/ Robert L. Fellows
                                  ---------------------------
Term Loan B Commitment             Title: Vice President
 $10,000,000

                               Lending office for all Loans:
                               Internationale Nederlanden (U.S.)
                               Capital Corporation
                               135 East 57th Street
                               New York, New York 10022

                               Address for Notices:

                               Internationale Nederlanden (U.S.)
                               Capital Corporation
                               135 East 57th Street
                               New York, New York 10022

                               Attention:


                               Telecopier No.:

                               Telephone No.:





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Revolving Credit CommitmenTHE FIRST NATIONAL BANK OF BOSTON
  $7,500,000


Term Loan A Commitment
 $7,500,000                    By /s/ Gretchen Bergstresser
                                 -----------------------------
                                 Title: Vice President
Term Loan B Commitment
 $10,000,000                   Lending office for all Loans:
                               The First National Bank of Boston
                               100 Federal Street
                               Boston, Massachusetts 02110

                               Address for Notices:

                               The First National Bank of Boston
                               100 Federal Street
                               Boston, Massachusetts 02110

                               Attention:


                               Telecopier No.:

                               Telephone No.:




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




                               INTERNATIONALE NEDERLANDEN (U.S.)
                                 CAPITAL CORPORATION,
                                 as Administrative Agent


                               By /s/ Robert L. Fellows
                                 ---------------------------
                                 Title: Vice President

                               Address for Notices to

                               ING as Administrative Agent:
                               Internationale Nederlanden (U.S.)
                               Capital Corporation
                               135 East 57th Street
                               New York, New York 10022

                               Attention:


                               Telecopier No.:

                               Telephone No.:


                               THE FIRST NATIONAL BANK OF BOSTON,
                                 as Co-Agent


                               By /s/ Gretchen Bergstresser
                                 ------------------------------
                                 Title: Vice President

                               Address for Notices to
                               BKB as Co-Agent:
                               The First National Bank of Boston
                               100 Federal Street
                               Boston, Massachusetts 02110

                               Attention:


                               Telecopier No.:

                               Telephone No.:


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


                    List of Omitted Schedules and Exhibits

SCHEDULE  I  -  Liens,   Litigation  and  Material   Agreements
SCHEDULE  II -  Environmental  Matters
SCHEDULE III -  Investments and Indebtedness
SCHEDULE IV  -  Real Property
EXHIBIT A-1  -  Form of Revolving Credit Note
EXHIBIT A-2  -  Form of Term A Loan  Note
EXHIBIT A-3  -  Form of Term B Loan  Note
EXHIBIT B    -  Form of Borrowing  Base  Certificate
EXHIBIT C    -  Form of Pledge and Security  Agreement
EXHIBIT D    -  Form of Pledge Agreement
EXHIBIT E-1  -  Form of Mortgage
EXHIBIT E-2  -  Form of Leasehold  Mortgage
EXHIBIT F    -  Form of Opinion of New York Counsel to the  Obligors
EXHIBIT G    -  Form of  Opinion  of South  Carolina  Counsel  to the Company
EXHIBIT H    -  Form of Confidentiality Agreement
EXHIBIT I    -  Form of Assignment Agreement


The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

L:\LEGAL\PATRICK\CREDIT\AGREEMTS\CR-FILIN.AGM


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